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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements of Briggs & Stratton Corporation listed below of our report dated February 26, 2001, except as to Note 16 which is as of March 27, 2001, relating to the financial statements and financial statement schedule of Generac Portable Products, Inc. which appears in the Annual Report on Form 10-K of Generac Portable Products, Inc. for the year ended December 31, 2000:

1. Registration Statements on Form S-8 (Registration Nos. 33-39113, 33-54357 and 333-42842)--Stock Incentive Plan.

2. Registration Statement on Form S-3 (Registration No. 333-25271)--Debt Securities.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP



Milwaukee, Wisconsin
June 26, 2001